UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: February 27, 2009

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO 0-01097	31-0455440
(State or other jurisdiction of (Commission File No.)	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers

Robert M. Ginnan elected Vice President, Treasurer & Chief Financial Officer, effective as of February 27, 2009

On February 20, 2009, the Executive Committee of the Standard Register Company Board of Directors elected Robert M. Ginnan Vice President, Treasurer & Chief Financial Officer, effective upon the retirement of Craig J. Brown as of close of business on February 27, 2009.

Prior to his election as Vice President, Treasurer & Chief Financial Officer, Mr. Ginnan, 45, served as Corporate Controller of Standard Register since June of 2000.

In connection with Mr. Ginnan’s promotion to Vice President, Treasurer & Chief Financial Officer, the Compensation Committee of the Board of Directors set his base compensation at $300,000 per year, and his participation in the annual incentive plan at 65% of base.  Mr. Ginnan requested his bonus percentage be lowered to 60% of base in keeping with lower bonus percentages being implemented for all bonus-eligible employees. Mr. Ginnan’s compensation also includes participation in the Officers’ Long Term Incentive Plan by means of performance-based equity grants and time-based stock options at a total value of $300,000.  Both the annual incentive and performance-based equity grants of the long-term incentive are conditioned upon meeting pre-established performance goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  March 13, 2009

/s/ Kathryn A. Lamme

By: Kathryn A. Lamme

Senior Vice President, General Counsel,

and Secretary